SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	[x]
Filed by a Party other than the Registrant	[ ]
Check the appropriate box:

[ ] [x] [ ] [ ]	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

THE KEITH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No Fee Required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

THE KEITH COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 a.m. Pacific Time on Tuesday, May 18, 2004.

PLACE	19 Technology Drive, Irvine, California 92618.

ITEMS OF BUSINESS	(1) To elect members of the Board of Directors for one-year terms.

(2) To ratify the appointment of KPMG LLP as our Independent Auditors for the year ending December 31, 2004.

RECORD DATE	You can vote if at the close of business on March 22, 2004, you were a shareholder of the Company.

PROXY VOTING	All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, we urge you to vote promptly by signing and returning the enclosed Proxy card, or if you hold your shares in street name, by accessing the World Wide Web site indicated on your Proxy card to vote via the Internet.

April 8, 2004

Gary C. Campanaro, Secretary

ITEM 1:
ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
ITEM 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Fiscal 2003
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plans
CHANGE IN CONTROL AGREEMENTS
REPORT OF COMPENSATION COMMITTEE
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CODE OF CONDUCT
SHAREHOLDER PROPOSALS

THE KEITH COMPANIES, INC.

19 Technology Drive
Irvine, California 92618

PROXY STATEMENT

       These Proxy materials are delivered in connection with the solicitation by the Board of Directors of The Keith Companies, Inc., a California corporation (the “Company”, “we”, or “us”), of Proxies to be voted at our 2004 Annual Meeting of Shareholders (the “Meeting”) and at any adjournments or postponements of this meeting.

      You are invited to attend our Meeting on Tuesday, May 18, 2004, beginning at 10:30 a.m. Pacific Time. The Meeting will be held at our offices at 19 Technology Drive, Irvine, California 92618.

      This Proxy Statement, form of proxy and voting instructions are being mailed starting April 9, 2004. Our 2003 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

Shareholders Entitled to Vote

      Holders of our common stock at the close of business on March 22, 2004, are entitled to receive this notice and to vote their shares at the Meeting. As of that date, there were 7,754,746 shares of common stock outstanding, and approximately 45 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

      How to Vote. It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you.

      Internet Voting by Shares Held in Street Name. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on your Proxy card. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the shareholder.

Revocation of Proxies

      You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•	if you are a shareholder of record, voting by ballot at the Meeting.

List of Shareholders

      The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Secretary of the Company.

Required Vote

      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

      Under The Nasdaq National Market rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of

KPMG LLP as our independent auditors even if the broker does not receive voting instructions from you. Your broker may not vote your shares on any other matters absent instructions from you.

      A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Abstentions are counted for purposes of the election of directors as a “no” vote. Broker non-votes are not counted.

      Under the Company’s By-laws, a majority of the votes voting or present must vote “for” the ratification of KPMG LLP as our independent auditors. Abstentions are counted for purposes of ratification of KPMG as a “no” vote. Broker non-votes are not counted.

Voting on Other Matters

      If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting.

Available Information

      We maintain a website with the address www.keithco.com. We make available free of charge, through our website via a hyperlink to a third party service, our notice of Annual Meeting and Proxy Statement and the 2003 Annual Report, and any amendments to these filings, as soon as reasonably practicable after we electronically file that material with, or furnish that material to, the Securities and Exchange Commission.

Cost of Proxy Solicitation

      We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our common stock with the SEC. Based on our records and other information, we believe that in 2003 our directors and executive officers met all applicable SEC filing requirements.

ITEM 1:

ELECTION OF DIRECTORS

      Item 1 is the election of five members of the Board of Directors. At the Meeting, five directors will be elected, each for a one-year term.

      Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

      The Board of Directors proposes the election of the following nominees as directors:

Aram H. Keith

Gary C. Campanaro
George Deukmejian
Christine D. Iger
Edward R. Muller

      If elected, the foregoing five nominees are expected to serve until the 2005 Annual Meeting of Shareholders or their earlier death, disability, removal, or resignation. The five nominees for election as directors at the Meeting who receive the highest number of affirmative votes will be elected.

      The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

      The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

George Deukmejian	George Deukmejian joined our board of directors in July 1999. Mr. Deukmejian was the Governor of the State of California, serving in that office from January 1983 until January 1991. Following his departure from the Governor’s office, he joined the law firm of Sidley & Austin in its Los Angeles office where he practiced as a partner until July 1999 and where he practiced as Senior Counsel from July 1999 until his retirement in July 2000. Prior to his election as Governor, Mr. Deukmejian served from 1979 to 1982, as the Attorney General of the State of California and from 1963 to 1978, served in the California State Legislature. Mr. Deukmejian currently serves on the board of directors of Health Net, Inc. He also serves as a Deputy Trustee of the Golden Eagle Insurance Trust in Liquidation. Mr. Deukmejian received a B.A. in Sociology from Siena College and a J.D. from St. Johns University Law School.
Director Since: 1999 Age: 75
Member: Compensation Committee (Chair) and Audit Committee

Christine D. Iger	Christine D. Iger joined our board of directors in July 1999. Ms. Iger is founder and president of Southern California based Christine Diemer Iger & Associates, Inc., a government relations consulting company. She served as a partner in the international law firm of Manatt, Phelps & Phillips in the government and real estate practice from August 2001 through September 2003. She was the chief executive officer of the Building Industry Association of Southern California, Orange County chapter July 1989 through August 2001. Prior to joining that organization, she was an appellate lawyer for the Attorney General of the State of California from 1981 to 1983, and served as the director of the California Department of Housing and Community Development from 1983 to 1989. Ms. Iger is a former board member of the Federal National Mortgage Association (Fannie Mae) and the California Housing Finance Agency (CHFA). She currently serves on the compensation committee of Sunwest Bank. Ms. Iger received a B.A. in English from California State University at San Diego and a J.D. from Western State University, College of Law.
Director Since: 1999 Age: 51
Member: Compensation Committee and Audit Committee

Edward R. Muller	Edward R. Muller, a private investor, joined our board of directors in July 2001. Mr. Muller was president and chief executive officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. From 1999 to 2000, Mr. Muller was Deputy Chairman of the Board of Directors of Contact Energy Ltd., a New Zealand electric generation company partially owned by Edison Mission Energy. Mr. Muller serves on the boards of directors of GlobalSantaFe Corporation, Interval, Inc., RealEnergy, Inc., RigNet, Inc. and Strategic

Data Corp. Mr. Muller received an A.B. from Dartmouth College and a J.D. from the Yale Law School.
Director Since: 2001 Age: 52
Member: Audit Committee (Chair)

Aram H. Keith	Aram H. Keith co-founded our company in March 1983 and has served as our chief executive officer and chairman of the board since that time. Mr. Keith also served as our president from 1983 to 1999. Mr. Keith is the president and sole director of the majority of our subsidiaries. Mr. Keith has been a California licensed civil engineer since 1972. He also holds civil engineering licenses in the states of Arizona, Colorado, Nevada, and Texas. Mr. Keith received a B.S. in Civil Engineering from California State University at Fresno.
Director Since: 1983 Age: 59

Gary C. Campanaro	Gary C. Campanaro has served as our chief financial officer since joining our Company in January 1998, as a director since July 1998, and as our secretary since April 1999. Mr. Campanaro is also the chief financial officer and secretary of each of our subsidiaries. Mr. Campanaro joined CB Commercial Real Estate Group, Inc. (now CB Richard Ellis), a commercial real estate brokerage firm, in November 1992 as a vice president of the financial consulting group and became senior vice president, managing officer of the financial consulting group in February 1995 and also began serving on the operation management board of CB Commercial Real Estate Group Inc. Mr. Campanaro served in those positions until he joined our Company. From July 1988 to November 1992, Mr. Campanaro held various accounting, finance and real estate positions with CKE Restaurants, Inc., an owner and operator of a restaurant chain. Mr. Campanaro began his professional career with KPMG LLP and is licensed by the State of California as a certified public accountant and as a real estate broker. He is a member of the American Institute of Certified Public Accountants. Mr. Campanaro received a B.S. in Accounting from the University of Utah.
Director Since: 1998 Age: 43

Eric C. Nielsen	Eric C. Nielsen has served as our president since July 1999 and as our chief operating officer since March 2001. He was appointed as a member of our board of directors in July 2001 and served in that capacity until our 2003 Annual Meeting of Shareholders. Prior to July 1999, Mr. Nielsen served as the president of our Orange County division since November 1994. Mr. Nielsen joined us in November 1985 as senior designer and became a vice president, engineering and mapping in July 1990. Mr. Nielsen received a B.S. in Civil Engineering from California Polytechnic State University and is a registered engineer in the states of California, Colorado, and Hawaii.
Age: 44

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

      Our Board of Directors is comprised of a majority of independent directors. George Deukmejian, Christine D. Iger, and Edward R. Muller are independent directors as defined in the Nasdaq listing standards.

Meetings and Committees

      The Board of Directors held nine meetings and took no action by written consent during fiscal 2003. The Board of Directors has an Audit Committee and a Compensation Committee. We do not have a standing nominating committee; the independent members of our Board of Directors perform the functions of a nominating committee, as described below.

      The Audit Committee currently consists of George Deukmejian, Christine D. Iger, and Edward R. Muller. Each Audit Committee member is independent within the meaning of the applicable Nasdaq listing standards and applicable rules and regulations promulgated by the SEC. Edward R. Muller is an Audit Committee financial expert within the meaning of the applicable Nasdaq listing standards and SEC rules. The Audit Committee represents and assists the Board with the oversight of the integrity of the Company’s financial statements and internal controls, and the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for:

•	appointing and retaining, and terminating when appropriate, the independent auditor;

•	setting the independent auditor’s compensation, and pre-approving all audit services to be provided by the independent auditor;

•	establishing policies and procedures for the engagement of the independent auditor to provide permitted non-audit services and pre-approving the performance of any permitted non-audit services; and

•	establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

      The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors, a copy of which was attached to our Proxy Statement filed for our 2003 Annual Meeting. The Audit Committee held seven meetings and took no action by written consent during 2003.

      The Compensation Committee currently consists of George Deukmejian and Christine D. Iger. Each Compensation Committee member is independent within the meaning of the applicable Nasdaq listing standards as currently in effect. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company’s stock option and executive incentive compensation plans. The Compensation Committee held five meetings and took no action by written consent during fiscal 2003.

      We do not have a standing nominating committee. Our Board of Directors does not believe that it is necessary for us to have a standing nominating committee since we have a relatively small board and our independent directors will serve in the capacity of a nominating committee when necessary. All of our directors participate in the consideration of director nominees. But, consistent with applicable Nasdaq listing standards, each director nominee must be selected or recommended for the Board’s selection by a majority of the independent directors of our Board. In considering candidates for directorship, the Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

      Our Board may employ a variety of methods for identifying and evaluating nominees for director, including shareholder recommendations. Periodically, the Board assesses its size, the need for particular expertise on the Board, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board will consider various potential candidates for director who may come to the Board’s attention through current Board members, professional search firms or consultants, shareholders, or other persons. The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In 2003, no professional search firms or consultants were needed and, accordingly, no fees were paid in this regard to professional search firms or consultants in 2003. The Board does not evaluate candidates differently based on who made the recommendation for consideration.

      Shareholders who wish to nominate a director for election at an annual shareholder meeting must submit their recommendations at least 120 days before the date of the next scheduled annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board by writing to our Corporate Secretary at 19 Technology Drive, Irvine, California 92618, giving the candidate’s name, contact information, biographical data, and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any shareholder recommendation. There were no director candidates put forward by shareholders for consideration at the Meeting.

      All incumbent directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2003. The Company encourages, but does not require, all incumbent directors and director nominees to attend our annual meetings of shareholders. At our 2003 Annual Meeting of Shareholders, all five directors then in office were in attendance.

Shareholder Communications with the Board of Directors

      Shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of The Keith Companies, Inc., c/o Office of the Corporate Secretary, 19 Technology Drive, Irvine, California 92618. All communications must contain a clear notation indicating that they are a “Shareholder — Board Communication” or “Shareholder — Director Communication” and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to our Company or our business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

Directors’ Compensation

      The Company pays its non-employee directors an annual retainer of $20,000 plus $2,000 per day for any day during which the member has personally attended any shareholder, board or committee meeting. The non-employee directors are also paid $1,000 per day for any day during which the member has personally participated on a telephonic conference call for a board or committee meeting. The Chairman of our Audit Committee receives an additional annual retainer of $2,000 in recognition of his increased responsibility and service. In addition, our non-employee directors are reimbursed for out-of-pocket expenses incurred for their services as a director of our Company. We also may periodically award options or purchase rights to our directors under our existing stock option plan or otherwise. In fiscal 2003, we issued options to purchase 2,000 shares of our common stock to each of our non-employee directors for their service as directors. These options vest in two equal annual installments beginning on the first anniversary of the grant date and are exercisable at the fair market value of the underlying stock on the grant date.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2003, the Compensation Committee of our Board of Directors consisted of George Deukmejian and Christine D. Iger. Neither of these individuals was an officer or employee of the Company at any time during fiscal 2003. During fiscal 2003, no executive officer of the Company served as a member of the board of directors or Compensation Committee of any entity that has or had during fiscal 2003 one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ITEM 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, the firm of KPMG LLP to continue as our independent public accountant for the current fiscal year ending December 31, 2004. KPMG LLP served as the principal independent public accounting firm utilized by us during the fiscal year ended December 31, 2003. We anticipate that a representative of KPMG LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, a representative of KPMG LLP will be afforded an opportunity to make a statement if he or she so desires.

      The ratification of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Meeting. All Proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed Proxy card.

      The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Public Accountants.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal Year Ended
	December 31,

	2002	2003

Audit fees:(1)	$135,835	$143,500
Audit related fees:	—	—
Tax fees:(2)	1,450	—

Total	$137,285	$143,500

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Tax fees during 2002 related to time incurred by KPMG in transferring the tax workpapers to another tax firm to which the Company had transitioned.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below. We refer to these officers as the Named Executive Officers.

							Long Term Compensation

		Annual Compensation						Number of
	Fiscal Year						Restricted	Securities
	Ended				Other		Stock	Underlying
Name and Principal Position	December 31,	Salary		Bonus	Compensation		Awards	Options

Aram H. Keith	2003	$396,233	(1)	-0-	$34,478	(2)	—	40,000
Chief Executive Officer &	2002	$382,100	(1)	-0-	$26,736	(2)	—	30,000
Chairman of the Board	2001	$366,939	(1)	-0-	$27,777	(2)	—	—

Eric C. Nielsen	2003	$227,252	(3)	$10,000	$25,031	(4)	$102,900 (5)	30,000
President & Chief	2002	$212,663	(3)	-0-	$15,805	(4)	—	20,000
Operating Officer	2001	$193,331	(3)	$20,000	$30,993	(4)	—	20,000

Gary C. Campanaro	2003	$227,252	(6)	$17,000	$20,694	(7)	$102,900 (5)	30,000
Chief Financial Officer &	2002	$212,663	(6)	$-0-	$16,690	(7)	—	20,000
Secretary	2001	$190,621	(6)	$20,000	$17,734	(7)	—	20,000

(1)	For fiscal 2003, this amount consists of $388,233 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2002, this amount consists of $374,100 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2001, this amount consists of $360,139 in salary and $6,800 in matching contributions made by us under our 401(k) plan.

(2)	For fiscal 2003, this amount includes a $21,000 auto allowance and $8,463 in membership dues paid by us on behalf of Mr. Keith; for fiscal 2002, this amount includes an $18,000 auto allowance and $8,471 in membership dues paid by us on behalf of Mr. Keith; for fiscal 2001, this amount includes an $18,000 auto allowance and $7,239 in membership dues paid by us on behalf of Mr. Keith.

(3)	For fiscal 2003, this amount consists of $219,252 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2002, this amount consists of $204,663 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2001, this amount consists of $186,531 in salary and $6,800 in matching contributions made by us under our 401(k) plan.

(4)	For fiscal 2003, this amount includes a $15,000 auto allowance and $4,635 in payout of accrued vacation; for fiscal 2002, this amount includes a $12,000 auto allowance; for fiscal 2001, this amount includes a $12,000 auto allowance and $15,843 in payout of accrued vacation and sick time.

(5)	The value of the restricted stock award is calculated by multiplying 10,000 shares of restricted common stock granted by the closing market price of our common stock on the date of grant. These shares of restricted common stock vest in approximately three equal installments commencing on the first anniversary of the date of grant. The number and value of the aggregate restricted stock holdings for each of these executives at December 31, 2003, was 10,000 shares and $136,200, respectively. The Company does not currently pay dividends. If in the future, dividends are declared, they will be payable on the restricted stock reported in this table in the same manner and to the same extent as dividends may be payable on other shares of our common stock.

(6)	For fiscal 2003, this amount consists of $219,252 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2002, this amount consists of $204,663 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2001, this amount consists of $183,821 in salary and $6,800 in matching contributions made by us under our 401(k) plan.

(7)	For fiscal 2003, this amount includes a $15,000 auto allowance; for fiscal 2002, this amount includes a $12,000 auto allowance; for fiscal 2001, this amount includes a $9,000 auto allowance and $4,628 in payout of accrued vacation and sick time.

Option Grants in Fiscal 2003

      The following table sets forth certain information regarding the grant of stock options made during fiscal 2003 to the Named Executive Officers.

					Potential Realizable
					Value At Assumed
		Percent of			Rate of Stock Price
	Number of	Total Options			Appreciation for
	Securities	Granted To	Exercise		Option Term(2)
	Underlying	Employees In	Or Base	Expiration
Name	Options Granted	Fiscal Year(1)	Price	Date	5%	10%

Aram H. Keith	40,000 (3)	25.9%	$10.01	5/12/13	$251,800	$638,100
Eric C. Nielsen	30,000 (3)	19.4%	$10.01	5/12/13	$188,900	$478,600
Gary C. Campanaro	30,000 (3)	19.4%	$10.01	5/12/13	$188,900	$478,600

(1)	Options covering an aggregate of 154,500 shares of common stock were granted to employees during fiscal 2003.

(2)	The potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of our common stock.

(3)	These option grants vest in five equal annual installments commencing on the first anniversary of the date of grant and were granted for a term of 10 years.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2003, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on The Nasdaq National Market on December 31, 2003 ($13.62 per share).

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at December 31, 2003		December 31, 2003
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Aram H. Keith	-0-	-0-	42,800	73,200	$136,896	$178,624
Eric C. Nielsen	1,000	$9,642	52,893	68,000	$345,989	$191,460
Gary C. Campanaro	-0-	-0-	53,482	60,500	$369,982	$119,850

Equity Compensation Plans

      The following table summarizes information about the equity securities authorized for issuance under the Company’s equity compensation plan as of December 31, 2003. The Company has one equity compensation plan and it has been approved by its security holders.

Number of
	Number of		Securities
	Securities to be		Available for
	Issued upon	Weighted-Average	Future Issuance
	Exercise of	Exercise Price of	Under the Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plan

Equity compensation plan approved by security holders	870,204	$8.76	380,658

CHANGE IN CONTROL AGREEMENTS

      In March 2001, our Board of Directors approved change in control agreements with Aram H. Keith, our chief executive officer and chairman of the board, Eric C. Nielsen, our president and chief operating officer, and Gary C. Campanaro, our chief financial officer, secretary and a director of our Company. These agreements provide for severance payments to these executive officers in certain circumstances following a change in control of our Company. Specifically, the change in control agreements provide that if the executive officer’s employment with us terminates as a result of an involuntary or constructive termination (as these terms are defined in the agreements) at any time within two years following a change in control, the executive officer will receive a one-time payment, equal to two times the executive officer’s highest annual level of total cash compensation (including any and all bonus amounts) paid by us to that executive officer during any one of the three consecutive calendar years (inclusive of the year of termination) immediately prior to termination. The level of annual cash compensation for the year in which a termination occurs will include any bonus amounts which the executive officer is eligible to receive during the year of termination, whether or not the bonus was earned by the executive officer. In addition, any unvested options previously granted to the executive officer will immediately vest and become exercisable as of the date of termination and remain exercisable until their respective expiration date. Under these change in control agreements, for a two-year period following the termination, the executive officer also is entitled to receive continuing health coverage at a level commensurate to the coverage provided by us to the executive officer immediately prior to the change in control; all other benefits under welfare benefit plans, practices, policies and programs provided or offered by us, including, medical, dental, prescription, disability, employee life, group life, accidental death and travel accident insurance plans and programs; fringe benefits, including, without limitation, tax and financial planning services, payment of club dues and an automobile allowance, and a reasonable level of outplacement services selected by the executive officer.

      Under the change in control agreements, a change in control means the occurrence of any of the following events: (1) other than Aram Keith or his family members and affiliates, a person becomes the beneficial owner of 20% or more of the total voting power of our then outstanding voting securities, (2) a change in the composition of our board of directors occurs within a two-year period as a result of which fewer than a majority of the directors are directors who were serving on our board at the beginning of that two-year period, unless the election of each director who was not a director at the beginning of that period has been approved in advance by directors representing at least two-thirds of the directors then on the board who were directors at the beginning of the period, (3) the consummation of a merger or consolidation of our Company in which we do not survive as an independent public company, or (4) our business or businesses for which the executive officer’s services are principally performed are disposed of by us under a partial or complete liquidation of our Company, a sale of assets (including stock of a subsidiary), or otherwise.

      Under these change in control agreements, the executive officer also is entitled to receive a payment by us to offset any excise tax under the excess parachute payment provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, that has been levied against the executive officer for payments that we have made to, or for the benefit of, that executive officer (whether or not those payments are made pursuant to the executive officer’s change in control agreement). The payment by us will be grossed up so that after the executive officer pays all taxes (including any interest or penalties with respect to those taxes) on the payment, the executive officer will receive an additional payment equal to the excise tax imposed.

REPORT OF COMPENSATION COMMITTEE

      The Compensation Committee currently is comprised of two independent directors within the meaning of the applicable Nasdaq listing standards. The Committee advises the Board regarding the policies that govern the Company’s compensation programs and the compensation of executive officers, and administers the Company’s cash bonus and stock equity plans. Following review and approval by the Committee, determinations pertaining to executive compensation are submitted to the full Board of Directors for approval. In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other two executive officers.

      Total Compensation. The executive compensation program is designed to align executive compensation with the Company’s business strategy and performance. The goals of the executive compensation program are to: attract and retain key executives critical to the Company’s success and to motivate executives to enhance long-term share values by providing appropriate incentives including ownership through the Company’s Stock Option Plan. The principal elements of total compensation paid to executives of the Company are as follows:

      Base Salary. Base salaries are designed to reflect the position, duties, responsibilities and performance of each executive officer, the cost of living in the area in which the executive officer is located, and the market for base salaries of similarly situated executives at other companies, taking into account one or more of the following: industry, size, and/or location. Base salaries are reviewed annually by the Committee and adjusted as appropriate to reflect the foregoing factors.

      Annual Incentives. To reinforce the attainment of the Company’s goals and objectives, the Committee believes in allowing for some variable incentive pay for its executive officers. In the second quarter of 2003, the Company implemented a discretionary bonus plan which it intends on continuing in future years. Under this bonus plan, the Committee may award at its discretion an annual cash performance bonus to its executive officers, provided that the Company’s annual actual results exceed a pre-established annual target.

      Stock Option and Restricted Stock Awards. The Company believes that awarding stock options and/or restricted shares of common stock to its executive officers will motivate them to focus on the Company’s long-term performance. The Committee is authorized to grant options and restricted shares of common stock under the Company’s Stock Option Plan. The number of options and/or restricted shares granted to an executive officer is based upon a number of factors, including, but not limited to, his or her position, salary and performance, the number and/or value of in-the-money outstanding unexercisable options, as well as the performance and goals of the division or function over which each executive officer has primary responsibility. In this regard, the Committee considers both quantitative and qualitative factors. Quantitative items used by the Committee in analyzing the Company’s performance include revenue and revenue growth, results of operations and an analysis of actual levels of operating results and revenue to budgeted amounts, taking into account overall market conditions of our industries. Qualitative factors include the Committee’s assessment of such matters as the enhancement of the Company’s image and reputation and the offering of new services and/or the expansion into new markets.

      Determination of Chief Executive Officer’s Compensation. In 2003, the Chief Executive Officer received an annual base salary of $388,200 and no cash bonus. The Chief Executive Officer received a stock option award of 40,000 shares during 2003. The Committee believes the aggregate stock ownership position is effective in aligning the interests of the Chief Executive Officer with the long-term interests of the shareholders. This base salary was established based upon a comparative analysis conducted by the Committee of other chief executive officers taking into account one or more of the following: industry, size, and/or location. The Committee believes the Chief Executive Officer’s total compensation for 2003 was reasonable and appropriate given the performance of the Company under his leadership.

      The Committee intends to continue its policy of linking executive compensation with maximizing shareholder returns and corporate performance to the extent possible through the programs described above.

      Omnibus Budget Reconciliation Act Implications for Executive Compensation. Effective January 1, 1994, under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the shareholders of the Company.

      All compensation paid to the Company’s employees in 2003 will be fully deductible. With respect to compensation to be paid to executives in 2004 and future years, in certain instances that compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible.

COMPENSATION COMMITTEE

George Deukmejian (Chair)
Christine D. Iger

REPORT OF AUDIT COMMITTEE

      The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for its audit.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder ratification, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

George Deukmejian
Christine D. Iger
Edward R. Muller (Chair)

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total shareholder return on our common stock, based on its market price, with the cumulative total return of companies on the Nasdaq Industrial Index, the Wilshire 5000 Index and a weighted average peer group index, assuming reinvestment of dividends, for the period beginning July 13, 1999, through our fiscal year ended December 31, 2003. We constructed our own peer group index which includes the following companies listed in alphabetical order: Michael Baker Corporation, Tetra Tech, Inc., TRC Companies, Inc., and URS Corporation. Our common stock was initially offered to the public on July 13, 1999. This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on July 13, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or executive officers of the Company, nor any shareholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2003, or which is presently proposed.

      See “Change In Control Agreements” for a summary of change in control agreements with certain of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 9, 2004, unless otherwise indicated, certain information relating to the ownership of our common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock (7,740,848 shares), (ii) each of the Company’s directors, (iii) each of the Named Executive Officers, and (iv) all of the Company’s

executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 19 Technology Drive, Irvine, California 92618, unless otherwise set forth below such person’s name.

	Number of Shares of
	Common Stock
Name and Address	Beneficially Owned(1)		Percent(1)

Executive Officers and Directors:
Aram H. Keith	1,345,517	(2)	17.3%
Gary C. Campanaro	75,100	(3)	**
Eric C. Nielsen	71,993	(4)	**
George Deukmejian	11,307	(5)	**
Christine D. Iger	8,407	(6)	**
Edward R. Muller	2,000	(7)	**

5% Holders:
Royce & Associates, LLC	1,108,400		14.3%
1414 Avenue of the Americas, New York, NY 10019
E*Capital Corporation and related parties	617,601	(8)	8.0%
1000 Wilshire Blvd., Los Angles, CA 90017
Third Avenue Management	568,170		7.3%
622 Third Avenue, New York, NY 10017
David L. Babson & Company Inc.	507,990		6.6%
One Memorial Drive, Cambridge, MA 02142
Wells Fargo & Co.	504,490		6.5%
420 Montgomery Street, San Francisco, CA 94104
Directors and executive officers as a group (6 persons)	1,514,324	(9)	19.1%

**	Less than one percent.

(1)	Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 9, 2004.

(2)	Represents (a) 1,302,717 shares of common stock held in the Aram H. Keith and Margie R. Keith Trust, for which Mr. Keith serves as co-trustee and (b) 42,800 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 8, 2004.

(3)	Represents (a) 17,618 shares of common stock held jointly by Mr. Campanaro and his wife and (b) 57,482 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 8, 2004.

(4)	Represents (a) 11,100 shares of common stock held by Mr. Nielsen and (b) 60,893 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 8, 2004.

(5)	Represents (a) 1,500 shares held by a defined benefit pension plan of which Mr. Deukmejian is the trustee and sole participant; (b) 2,400 shares of common stock held jointly by Mr. Deukmejian and his wife; and (c) 7,407 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 8, 2004.

(6)	Represents (a) 1,000 shares held by Ms. Iger and (b) 7,407 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 8, 2004.

(7)	Represents 2,000 shares of common stock held by a family trust established for the benefit of Mr. Muller’s family.

(8)	Edward W. Wedbush is the chairman of E*Capital and owns a majority of the outstanding shares of E*Capital. Mr. Wedbush is the President and Chief Executive Officer of Wedbush Morgan Securities and owns a majority of the shares of Wedbush Morgan Securities. E*Capital has sole ownership of 384,100 shares of our common stock, Mr. Wedbush has sole ownership of 172,100 shares of our common stock and Wedbush Morgan Securities has sole ownership of 41,531 shares of our common stock. E*Capital, Mr. Wedbush, and Wedbush Morgan Securities have sole power to vote and dispose of 384,100 shares, 172,100 shares, and 41,531 shares, respectively. Each of E*Capital, Mr. Wedbush and Wedbush Morgan Securities has shared power to vote with respect to 597,731 shares and shared power to dispose of 617,601 shares. Mr. Wedbush may be deemed the beneficial owner of our shares that are owned by E*Capital. However, Mr. Wedbush disclaims beneficial ownership of the shares of common stock owned by E*Capital.

(9)	Represents 175,989 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 8, 2004.

      The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other shareholders of the Company, or taken from documents filed with the SEC.

CODE OF CONDUCT

      The Company has adopted a Code of Conduct which is designed to set the standards of business conduct and ethics and help directors and employees resolve ethical issues. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer and Chief Financial Officer and other persons performing similar functions. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, fair dealing with customers, suppliers, and competitors, and compliance with applicable laws, rules, and regulations. The purpose of the Code of Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. A copy of the Code of Conduct is attached to this Proxy Statement as Appendix A and also is posted on our website at www.keithco.com.

SHAREHOLDER PROPOSALS

      Any shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and Proxy form relating to that Annual Meeting must submit the proposal to the Company at its principal executive offices by December 8, 2004. In addition, in the event a shareholder proposal is not received by the Company by February 21, 2005, the Proxy to be solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal ultimately is presented at the 2005 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

      SEC rules and regulations provide that if the date of the Company’s 2005 Annual Meeting is advanced or delayed more than 30 days from the date of the 2004 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2005 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2005 Annual Meeting. Upon determination by the Company that the date of the 2005 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2004 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.

ON BEHALF OF THE BOARD OF DIRECTORS

Gary C. Campanaro, Secretary

Irvine, California

April 8, 2004

APPENDIX A

CODE OF BUSINESS CONDUCT AND ETHICS

      This Code of Business Conduct and Ethics (“Code”) embodies the commitment of The Keith Companies, Inc. and our subsidiaries to conduct our business in accordance with all applicable laws, rules, and regulations and with the highest ethical standards. All employees, officers and members of our Board of Directors are expected to adhere to those principles and procedures set forth in this Code that apply to them.

      Each employee, officer and director should also read and be familiar with the portions of our Employee Handbook applicable to such employee, officer or director, which is not part of this Code.

      Please refer to Schedule “A” for a listing of individuals who may be helpful in addressing certain sections of this Code and their contact information.

Section 1.	Compliance and Reporting

      Employees, officers and directors should strive to identify and raise potential issues before they lead to material problems, and should ask about the application of this Code whenever in doubt. Any employee, officer or director who becomes aware of any existing or potential violation of this Code or of any applicable law, rule, or regulation should promptly notify his or her immediate supervisor. If you are uncomfortable talking with your immediate supervisor, you may contact your division manager or the Vice President or Director of our Human Resources Department.

      Applicable laws and Company policies require the Company to keep books and records that accurately and fairly reflect its transactions. Certain information you record or report (i.e., communication regarding the progress on contracts, charging of hours on timesheets, expense reports, uncertainty of client account receivable balances, etc.) impact our financial statements. Falsifying records or misrepresenting the truth for the purpose of making our financial statements misleading is unlawful and punishable. If you are unsure about the accuracy of the information you are providing, the accounting treatment of a transaction, or if you have concerns or complaints about accounting or audit matters, or our internal accounting controls, please confer with our Vice President of Finance and Accounting or our Chief Financial Officer.

      You may also submit your concern or complaint on an anonymous basis by calling our Hotline using the toll free number (888) 470-6733. For additional details, please refer to our Corporate Policy, “Open Door Policy and Hotline For Reporting Employee Complaints or Accounting or Auditing Matters.”

      We prefer that you give your identity when reporting violations to allow the Company to contact you in the event further information is needed to pursue an investigation. Your identity will be maintained in confidence to the extent practicable under the circumstances and consistent with enforcing this Code. However, you may anonymously report violations.

      We will not retaliate against anyone who, in good faith, notifies us of a possible violation of law or this Code, nor will we tolerate any harassment or intimidation of any employee who reports a suspected violation.

Section 2.	Administration and Enforcement

      The responsibility for administering this Code, investigating violations of this Code and determining corrective and disciplinary action rests with our General Counsel, Chief Operating Officer and/or our Human Resources Department. This responsibility includes, but is not limited to, applying this Code to specific situations in which questions may arise and interpreting the standards set forth in this Code in a particular situation. An investigation will be promptly initiated following any credible indication that a breach of law or this Code may have occurred. Appropriate corrective action will also be initiated as we deem necessary, which may include notifying appropriate authorities. For more information about our procedures in dealing with violations or suspected violations of our other policies and procedures, you should refer to our Employee Handbook .

      If you violate any provision of this Code, you may be subject to disciplinary action, up to and including discharge. The Company strives to impose discipline for each Code violation such that the disciplinary action fits the nature and particular facts of the violation. For additional details, please refer to our Employee Handbook section “Discipline/Corrective Action.”

      Code violations are not the only basis for disciplinary action. We have additional policies and procedures governing conduct. Refer to our Employee Handbook for additional information.

      Any questions relating to how these policies should be interpreted or applied should be addressed to our General Counsel, Chief Operating Officer and/ or our Human Resources Department.

Section 3.	Personal Conflicts of Interest

      A “personal conflict of interest” occurs when an individual’s private interest improperly interferes with the interests of the Company. Personal conflicts of interest are prohibited as a matter of Company policy, unless they have been first approved by the Company. In particular, an employee, officer or director must never use or attempt to use his or her position at the Company to obtain any improper personal benefit for himself or herself, for his or her family members, or for any other person, including loans or guarantees of obligations, from any person or entity. A personal conflict of interest may also arise in situations whereby potential business opportunities for our Company are diverted to an unrelated entity. Service to the Company should never be subordinated to personal gain and advantage. Conflicts of interest should, to the extent possible, be avoided.

      Any employee, officer or director who is aware of a material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should discuss the matter promptly with our General Counsel and/ or our Human Resources Department.

Section 4.	Public Disclosure

      It is the Company’s policy that the information in its public communications, including SEC filings, be full, fair, accurate, timely and understandable. All employees, officers and directors who are involved in the Company’s disclosure process, including the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, are responsible for acting in furtherance of this policy. In particular, these individuals are required to maintain familiarity with the disclosure requirements applicable to the Company and are prohibited from knowingly misrepresenting, omitting, or causing others to misrepresent or omit, material facts about the Company to others, whether within or outside the Company, including the Company’s independent auditors. In addition, any employee, officer or director who has a supervisory role in the Company’s disclosure process has an obligation to discharge his or her responsibilities diligently.

Section 5.	Compliance with Laws, Rules and Regulations

      It is the Company’s policy to comply with all laws, rules, and regulations that apply to our business. It is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules, and regulations.

      Company policy prohibits its employees and agents from entering into sensitive transactions. If such a transaction occurs, the Company and its officers, directors and employees directly involved may be subject to fines, imprisonment and civil litigation.

      The term “sensitive transactions” is commonly used to describe a broad range of business dealings generally considered to be either illegal, unethical, immoral or to reflect adversely on the integrity of the Company. These transactions are usually in the nature of kickbacks, gifts of significant value (please refer to our Employee Handbook under “Gifts and Entertainment” and Section 12 of this Code for more details), bribes or payoffs made to favorably influence some decision affecting a company’s business or for the personal gain of an individual. These transactions may result in violation of various laws, including the United States Foreign Corrupt Practices Act (the “FCPA”). Please refer to the Company’s FCPA corporate policy for more details.

      Although we address several important legal topics in this Code, we cannot anticipate every possible situation or cover every topic in detail. It is your responsibility to know and follow the law and conduct yourself in an ethical manner. As we noted above, it also is your responsibility to report any material violations of the law or this Code.

Section 6.	Insider Trading

      Generally, it is both illegal and against Company policy for any employee, officer or director who is aware of material nonpublic information relating to the Company, any of the Company’s clients, or any other private or governmental issuer of securities to buy or sell any securities of those issuers, or recommend that another person buy, sell, or hold the securities of those issuers.

      More detailed rules governing the trading of securities by the Company’s employees, officers and directors are set forth in our Corporate Policy, “Insider Trading and Tipping, Disclosure of Information, Insider Reporting Requirements and Short Swing Trading Policies”. Any employee, officer or director who is uncertain about the legal rules involving his or her purchase or sale of any Company securities or any securities in issuers that he or she is familiar with by virtue of his or her work for the Company should consult with our General Counsel or Chief Financial Officer before making any such purchase or sale.

Section 7.	Responding to Inquiries from the Press and Others

      Our Company is subject to laws that govern the timing of our disclosures of material information to the public and others. Only certain designated employees may discuss our Company with the news media, securities analysts and investors. All inquiries from outsiders regarding financial or other information about our Company should be referred to the Chief Executive Officer or the Chief Financial Officer.

      For more information about our policy concerning press and other inquiries, you should refer to our Employee Handbook under “Press Releases and Statements to the Press.”

Section 8.	Corporate Opportunities

      Employees, officers and directors owe a duty to the Company to advance the Company’s legitimate business interests when the opportunity to do so arises. Employees, officers and directors are prohibited from taking for themselves (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information, or position, unless the Company has already been offered the opportunity and turned it down. More generally, employees, officers and directors are prohibited from competing with the Company or using corporate property, information, or position for personal gain.

      Sometimes the line between personal and company benefits is difficult to draw, and sometimes both personal and company benefits may be derived from certain activities. The only prudent course of conduct for our employees, officers and directors is to make sure that any use of Company property or services that is not solely for the benefit of the Company is approved beforehand through our General Counsel , Chief Operating Officer and/ or Human Resources Department.

Section 9.	Confidentiality

      In carrying out the Company’s business, employees, officers and directors often learn confidential or proprietary information about the Company, its clients/customers, prospective clients/customers, or other third parties. Employees, officers and directors must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information includes, among other things, any non-public information concerning the Company, including its businesses, financial performance, results or prospects, and any non-public information provided by a third party with the expectation that the information will be kept confidential and used solely for the business purpose for which it was conveyed. Employees, officers and directors should refer to the policies set forth in our Employee Handbook under “Confidential Information” for more detailed guidance on this topic.

Section 10.	Fair Dealing

      We have a history of succeeding through honest business competition. We do not seek competitive advantages through illegal or unethical business practices. Each employee, officer and director should endeavor to deal fairly with the Company’s clients, service providers, suppliers, competitors, and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

Section 11.	Political Activity

      It is Company policy to fully comply with all political contribution laws. Our funds may not be used for contributions of any kind to any political party or committee or to any candidate or holder of any government position (national, state or local) unless such contribution is permitted by law and complies with our Company policy (see our Employee Handbook section “Political Activity”). Please contact our Financial Coordinator to determine whether a specific company contribution is permitted.

      It is against our policy for you to lobby our other employees on behalf of a political candidate during the work day. It is also against our policy and the law to reimburse an employee for any political contributions or expenditures. Outside normal office hours, you are free to participate in political campaigns on behalf of candidates or issues of your choosing, as well as make personal political contributions.

Section 12.	Gifts and Entertainment

      We are dedicated to fairly and impartially treating all persons and firms with whom we do business. Therefore, our employees must not give or receive gifts, entertainment or gratuities that could influence or be perceived to influence business decisions. Misunderstandings can usually be avoided by conduct that makes clear that our Company conducts business on an ethical basis and will not seek or grant special considerations. Please refer to our Employee Handbook under “Gifts and Entertainment” for more details.

Section 13.	Equal Employment Opportunity and Harassment

      Our focus in personnel decisions is on merit and contribution to the Company’s success. Concern for the personal dignity and individual worth of every person is an indispensable element in the standard of conduct that we have set for ourselves. The Company affords equal employment opportunity to all qualified persons without regard to any impermissible criterion or circumstance. This means equal opportunity in regard to each individual’s terms and conditions of employment and in regard to any other matter that affects in any way the working environment of the employee. We do not tolerate or condone any type of discrimination prohibited by law, including harassment. For more information concerning our anti-discrimination and anti-harassment policies, you should refer to our Employee Handbook sections “Equal Employment Opportunity” and “Harassment-Free Workplace”.

Section 14.	Protection and Proper Use of Company Assets

      All employees should protect the Company’s assets and ensure their efficient use. All Company assets should be used for legitimate business purposes only.

Section 15.	Waivers of This Code

      From time to time, the Company may waive certain provisions of this Code. Any employee, officer or director who believes that a waiver may be called for should discuss the matter with our General Counsel or Chief Operating Officer, who has authority to decide whether to grant a waiver. Waivers for executive officers, or accounting or financial officers, or directors of the Company may be made only by the Board of Directors or a committee of the Board and will be promptly disclosed to the extent required by law, rule, or regulation.

THE KEITH COMPANIES, INC.

HELPFUL CONTACT INFORMATION

SCHEDULE A

Position	Name	Contact Information

Chief Executive Officer	Aram Keith	Phone: (949) 923-6001
Email: Aram.Keith@keithco.com
Chief Financial Officer	Gary Campanaro	Phone: (949) 923-6009
Email: Gary.Campanaro@keithco.com
Chief Operating Officer and President	Eric Nielsen	Phone: (949) 923-6001
Email: Eric.Nielsen@keithco.com
General Counsel and Risk Manager	Jules Miller	Phone: (949) 923-6966
Email: Jules.Miller@keithco.com
Vice President Finance and Accounting	Faez Kaabi	Phone: (949) 923-6052
Email: Faez.Kaabi@keithco.com
Director of Human Resources	Cheri Stolz	Phone: (949) 923-6018
Email: Cheri.Stolz@keithco.com
Financial Coordinator	Linda Phillips	Phone: (949) 923-6009
Email: Linda.Phillips@keithco.com

CONFIRMATION CERTIFICATE

      I have been provided with a copy of the Code of Business Conduct and Ethics of The Keith Companies, Inc. I acknowledge that I have read the Code and understand my responsibilities under it. I further acknowledge that I should follow the compliance procedures described in the Code if I have any questions or concerns.

Name:

Signature:

Office Location:

Date:

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
THE KEITH COMPANIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Aram H. Keith and Gary C. Campanaro, and each of them, as the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of any class of The Keith Companies, Inc. (the “Company”) held of record by the undersigned as of March 22, 2004, at the Annual Meeting of Shareholders of the Company to be held at 19 Technology Drive, Irvine, California, on May 18, 2004 at 10:30 a.m. local time, and at all adjournments thereof (the “Annual Meeting”), upon the following matters, which are described in the Company’s Proxy Statement for the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PLEASE SIGN AND DATE ON REVERSE SIDE

# DETACH PROXY CARD HERE #

1. ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐	*EXCEPTIONS

Director Nominees: Aram H. Keith, Gary C. Campanaro, George Deukmejian, Christine D. Iger, and Edward R. Muller
 (INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS

2. RATIFICATION OF APPOINTMENT OF KPMG LLP as our independent public accountants for the year ending December 31, 2004.	If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign and return the card.

☐ FOR	☐ AGAINST	☐ ABSTAIN	Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.

ADDRESS LABEL	DATE:	, 2004
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